Exhibit 10.25O

SIXTEENTH AMENDMENT

TO

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This Sixteenth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following upon the Effective Date:

Whereas, the parties, under the Eleventh Amendment, amended the Agreement to provide for "CSG Workforce Express GPS System Service via Gateway (per unit)"; and

Whereas, the parties have, pursuant to the foregoing, entered into good faith negotiation and discovery related to Customer's purchase of CSG Workforce express GPS System Service via Gateway; and

Whereas, as a result of the discussions described herein, the parties agree to amend the Agreement as provided herein.

Now therefore, CSG and Customer agree to the following upon the Effective Date:

1.    Section 1(d) entitled "Term," of the Eleventh Amendment, dated April 27, 2010 (CSG document no. 2303272) (the "Eleventh Amendment"), shall be deleted in its entirety.  For clarification purposes, the parties agree that by deleting this Section 1(d), the terms and conditions of the Eleventh Amendment shall be coterminous with the Agreement.

THIS AMENDMENT is executed on the day and year last signed below (the “Effective Date”).

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Joseph P. Murray	By: /s/ Joseph T. Ruble
Title: VP Billing Ops	Title: EVP, CAO & General Counsel
Name: Joseph P. Murray	Name: Joseph T. Ruble
Date: 1-4-12	Date: 1-9-12